Exhibit 10.6. Form of Participant Agreement for Long-Term Incentive Plan.

PARTICIPANT AGREEMENT

[NAME, TITLE]

This Participant Agreement (the “Agreement”) is made as of the [DATE] day of [MONTH], [YEAR], between Capital City Bank Group, Inc., a Florida corporation (the “Company”), and [NAME] (“Participant”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Capital City Bank Group, Inc. 2011 Associate Incentive Plan (the “Plan”).

WHEREAS, the Participant is a key officer or associate of the Company or one of its subsidiaries who has been selected to receive an Award of Performance Share Units under the Plan by the Compensation Committee of the Company’s Board of Directors (the “Committee”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.          Grant.

             (a)          Performance Share Units. Upon the execution of this Agreement, the Committee hereby grants the Participant an Award of up to [NUMER] Performance Share Units, to be payable in three installments, upon the attainment of the performance goals set forth in Exhibit A and subject to the terms and conditions of this Agreement and the Plan. Upon issuance, the Performance Share Units shall be immediately converted to shares (the “Shares”) of Common Stock of the Company.

             (b)          Cash. Upon the execution of this Agreement, the Committee hereby grants the Participant a Cash Award of up to $[NUMBER], to be payable in three installments, upon the attainment of the performance goals set forth in Exhibit A and subject to the terms and conditions of this Agreement and the Plan.

2.          Earnings Goals. The Performance Share Units are hereby awarded on the basis, and Shares shall be issued at the time of achievement, of the earnings goals for such Performance Share Units set forth on Exhibit A (“Earnings Goals”). The Shares shall not be issued, and Participant shall lose all rights to same, if (i) the Earnings Goals set forth on Exhibit A and applicable to those issuances are not met, (ii) the Company reports negative earnings for the calendar year (no Performance Share Units shall be issued for that calendar year and all rights to same shall be forfeited), or (iii) prior to the award date, Participant ceases to be employed by the Company or any subsidiary for any reason, including death, disability or voluntary or involuntary termination, with or without cause, or is employed in a capacity of lesser responsibility within the Company or Subsidiary from that now occupied by Participant. The failure to meet an Earnings Goal in one calendar year will not affect the prior issuance of Shares pursuant to a previously satisfied Earnings Goal.

3.          Representations and Warranties of the Participant. The Participant represents, warrants and covenants that:

             (a)          Knowledge and Experience. The Participant has such knowledge and experience in financial and business matters that he or she, together with his or her professional advisor, if any, is capable of evaluating the merits and risks of receipt of the Shares. The Participant has had access to such information concerning the Company, including its current financial statements, as the Participant deems necessary to enable him or her to make an informed decision concerning receipt of the Shares.

             (b)          Withholding Taxes. The Participant acknowledges and agrees that the Company may withhold from the Participant’s cash compensation (whether paid in the form of salary, bonus or other type of cash payment) an amount calculated on the taxable income recognized by the Participant with respect to all compensation paid hereunder, calculated at the maximum withholding rate permitted for the Company under the Internal Revenue Code of 1986, as amended (the “Code”). The date of such taxable income recognition, and the Company’s corresponding right to withhold from Participant’s cash compensation shall occur on the first date the Participant has the right to receive the Shares, whether or not the Participant exercises that right.

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4.          No Change in Employment Status. Nothing in the Agreement shall alter, in any way, Participant’s employment status with the Company, nor shall anything in this Agreement confer upon the Participant any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the rights of the Company to change or terminate the employment of the Participant. Designation as a Participant pursuant to this Agreement will not confer any right on the Participant to be designated as a Participant in the future. This paragraph shall not change the terms and conditions of any employment agreement in effect between the Participant and the Company.

5.          Interpretation. The Committee interpretation of this Agreement, the Plan and all other decisions and determinations by the Committee shall be final and binding upon the parties hereto. The Committee may amend any provision of this Agreement at any time; provided that, except with the consent of the Participant, no amendment of this Agreement will impair the rights of the Participant to the Shares. The Committee shall have the full and exclusive right to make reductions in Awards under the Agreement. In determining whether to reduce any Award and the amount of any such reduction, the Committee shall take into consideration such factors as the Committee shall determine reasonable under the circumstances, in its sole and absolute discretion. The discretion of the Committee does not include the authority to change, in any way, the payment date, the issuance date or the timing of a benefit hereunder, whether acceleration or deferral. The Committee does not have the authority to increase any Award and, if an Award is reduced by the Committee for any reason, the reduction shall be permanently reduced. Notwithstanding any provision of this Agreement to the contrary, the intent of the parties is that benefits under this Agreement comply with Internal Revenue Code Section 409A (“Section 409A”), as may be amended from time to time, to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. To the extent any amount accrued or payable under this Agreement is or becomes subject to Section 409A, this Agreement shall be interpreted and construed in a manner consistent with Section 409A.

6.          Company Rights. This Agreement shall not in any way affect the right of the Company to make changes of its capital structure or to merge or consolidate or to dissolve, liquidate or sell all or any part of its business or its assets.

7.          Plan. The terms and provisions of the Plan are incorporated herein by reference, and Participant agrees to be bound by all such terms and provisions. In the event of a conflict or inconsistency between any terms and conditions of this Agreement and the Plan, the Plan shall govern and control.

8.          Miscellaneous. This Agreement and the Plan represent the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all other negotiations, understandings and representations (if any) made by and between the parties. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective heirs, legal representatives, successors and permitted assigns, whether so expressed or not. No party shall assign its rights or obligations under this Agreement without the prior written consent of each other party to this Agreement.

The headings contained in this Agreement are for convenience of reference only, and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement. If any part of this Agreement or any other agreement entered into pursuant to this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement shall not be invalidated thereby and shall be given full force and effect so far as possible. All covenants, agreements, representations and warranties made in this Agreement or otherwise made in writing by any party pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

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The parties acknowledge that a substantial portion of the negotiations and anticipated performance of this Agreement occurred or shall occur in Leon County, Florida. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Leon County or the United States District Court, Northern District of Florida. Each party consents to the jurisdiction of this court in any civil action or legal proceeding and waives any objection to the laying of venue of any civil action or legal proceeding in court. Service of any court paper may be effected on a party by mail, as provided in this Agreement, or in any other manner as may be provided under applicable laws, rules of procedure or local rules.

This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, sales and use taxes, court costs, and all other expenses even if not taxable as court costs. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Participant Agreement to be signed as of the date first written above.

Witnesses:		CAPITAL CITY BANK GROUP, INC.

By:
[NAME]
[TITLE]

[NAME]
[TITLE]
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EXHIBIT A

EARNINGS GOALS

The purpose of Exhibit A is to set forth the Earnings Goals and to advise the Participant as to the potential number of Performance Share Units which may be earned under the Plan if the Earnings Goals are achieved.

Performance Share Units

Performance Share Units may be earned for achieving Compound Annual Growth Rate (“CAGR”) in Diluted Earnings per Share (“DEPS”). The level of economic value of eligible Performance Share Units ranges from zero to a maximum of $[NUMBER] (at the date of grant). The Participant is eligible to receive up to [NUMBER] Performance Share Units if the established Earnings Goals are achieved. If the CAGR is greater than [NUMBER]% and less than or equal to [NUMBER]%, then the economic value of the award will be awarded on a pro-rata basis. Payment in year one ([YEAR]) will be based on one year growth in EPS; payment in year two ([YEAR]) will be based on two years compounded growth in EPS; and payment in year three ([YEAR]) will be based on three years compounded growth in EPS.

[YEAR]Plan	EPS	CAGR ($___ in [YEAR])	Economic Value of Shares	# of Shares @ $[NUMBER]	Cash	Total Award Value

[YEAR]Plan	EPS	CAGR ($___ in [YEAR])	Economic Value of Shares	# of Shares @ $[NUMBER]	Cash	Total Award Value

[YEAR]Plan	EPS	CAGR ($___ in [YEAR])	Economic Value of Shares	# of Shares @ $[NUMBER]	Cash	Total Award Value

Shares convertible from Performance Share Units will be issued in the calendar quarter following the calendar year in which the Performance Share Units were earned. The value of the Shares issued is treated as compensation and creates an additional tax liability for the Participant as of the first date the Participant has the right to receive the Shares, whether or not the Participant exercises that right.

CASH AWARD

Cash may be earned for achieving Compound Annual Growth Rate (“CAGR”) in Diluted Earnings per Share (“DEPS”) in a range from zero to a maximum of $[NUMBER]. If the CAGR is greater than [NUMBER]% and less than or equal to [NUMBER]%, then the cash value portion of the award will be awarded on a pro-rata basis. Payment in year one ([YEAR]) will be based on one year growth in EPS; payment in year two ([YEAR]) will be based on two years compounded growth in EPS; and payment in year three ([YEAR]) will be based on three years compounded growth in EPS. Due to the complexities of the tax laws and circumstances which may affect individual participants, the Participant is encouraged to consult with the Participant’s tax advisor concerning any possible tax consequences of this transaction.

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